As filed with the Securities and Exchange Commission on March 2, 2016
Registration No. 333-202948

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1

FUSE ENTERPRISES INC.

 (Exact name of Registrant as specified in its charter)

                                  Nevada

 (State or other jurisdiction of incorporation or organization)

                                    7310

 (Primary Standard Industrial Classification Code Number)

                         47-1017473

 (I.R.S. Employer Identification Number)

510 Clinton Square, Rochester, NY 14604 Phone: (585) 939-7588

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

Aleksandr Kriukov, C.E.O.

     510 Clinton Square, Rochester, NY 14604 Phone: (585) 939-7588

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Stein, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

(609) 557-0953

 As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit	Price	Registration Fee (1)

Common Stock	40,000,000	$0.01	$400,000	$46.48

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated March 31, 2016

PROSPECTUS

FUSE ENTERPRISES INC.

SHARES OF COMMON STOCK

3,500,000 Minimum – 40,000,000 Maximum

We are offering a minimum of 3,500,000 and a maximum of 40,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers on a best efforts basis.  The offering price is $0.01 per share. This registration statement constitutes the initial public offering of the company’s common stock. This Offering will start on the effective date of this Prospectus and continue for a period of up to 180 days. The offering will continue until all 40,000,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 90 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first.  Funds from this offering will be placed in a separate bank account at Bank of America, NY. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate interest bearing savings account under our control where we have segregated your funds. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company, or other purposes. You will not have the right to withdraw your funds during the offering. If the minimum is not reached, funds held in the Bank of America account will be returned without interest.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 8.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Fuse Enterprises Inc. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. No proceeds raised in the offering will be used towards any business combination commonly undertaken by a blank check company.

The shares of our common stock to be sold by us will be sold on our behalf by our executive officers and directors. Our officers and directors must sell the minimum number of securities offered (3,500,000) if any are sold. Our officers and directors are required to use only their best efforts to sell the maximum number of securities offered (40,000,000). Such officers and directors will not receive any compensation or commission on the proceeds from the sale of our shares on our behalf, if any.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTC Bulletin Board or OTC Link.  We do not yet have a market maker who has agreed to file such an application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. If our common stock is accepted for quotation on the OTC Bulletin Board or OTC Link, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares. See Risk Factor on page 15.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.01	$0.0008	$0.0092
Per Share - Maximum	$0.01	$0.00016	$0.00984
Minimum	$35,000	$7,500	$27,500
Maximum	$400,000	$7,500	$392,500

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 2, 2016.

PROSPECTUS SUMMARY

 The following summary highlights selected information, such as the company’s current operations and summary financial information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Fuse Enterprises”, “Company”, “we”, “our”, or “us” refer to Fuse Enterprises Inc.  unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on December 24, 2013. Fuse Enterprises Inc. is a digital marketing company. We offer a full range of web services, including online marketing services, social and viral marketing campaigns and search engine optimization (SEO) consulting, and custom web design, including CRM (customer relationship management) solutions.

Our goal is to enable small businesses to outsource their marketing and advertising service needs to us. We guide the customer through the necessary steps to establish their online presence, generate traffic to their websites and increase direct consumer interaction. We provide consulting on a wide variety of issues, from selection of domain name registrars and hosting providers, to the most cost-efficient and effective marketing strategies.

We generate revenue from sales of our marketing and web development services directly to small and medium-sized business. We acquire customers through direct telemarketing, referrals and our primary website that provides a description of our company and our service offerings (www.fuseenterprises.com).

We have commenced our operations during the period ended September 30, 2014. As of December 31, 2015 we have generated $35,100 in revenues from consulting services related to website development, SEO consulting and online marketing services and have incurred $37,463 in operating costs since our inception on December 24, 2013.

To date, we have relied upon revenues from our operations and sales of our securities in unregistered private placement transactions to fund our operations.  We are a development stage company with a limited operating history. Accordingly, for the foreseeable future, we will continue to be dependent on revenues from operations and additional financing in order to maintain our operations and continue with our corporate activities.

This offering and any investment in our common stock involve a high degree of risk.  If our future revenues will not be sufficient to cover our operating costs we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering, we will have limited funds available to build and grow our business. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for us to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We face many challenges to continue operations, including, but not limited to our limited operating history, competition, and general economic conditions.  Please review the "Risk Factors" starting on page 8 of this offering.

Our Directors collectively own 100% of the 5,500,000 outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 61.11% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.

The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive office is located at 510 Clinton Square, Rochester, NY 14604 and our telephone number is (585) 939-7588.  Our primary website address is www.fuseenterprises.com. The information on, or that can be accessed through this website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

The Company intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”.

Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.  However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	3,500,000 shares of common stock minimum and 40,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.01
Offering period:	The shares are being offered for a period not to exceed 180 days or 270 days, if extended.

Net proceeds to us:	Approximately $27,500 assuming the minimum number of shares is sold. Approximately $392,500 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (i)

Number of shares outstanding before the offering:	5,500,000
Number of shares outstanding after the offering:	9,000,000 (if minimum number of shares are sold) 45,500,000 (if maximum number of shares are sold)

(i)                  If the minimum amount of the shares is sold, we will use the proceeds to pay for offering expenses of $7,500.  Of the $7,500, the amounts to be paid from the proceeds for expenses of the offering are: $4,000 for accounting fees; $1,000 for filing fees; $2,000 for legal fees; and $500 for transfer agent fees.

We will use the rest of the funds (net of offering expenses) to pay off our current accounts payable and accrued liabilities, hire new personnel and implement our business plan. In particular, we will pay our current accounts payable totaling $2,737 that the company owes to third party vendors as of December 31, 2015.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

	For the Three Months	For the Year	For the Period from December 24, 2013
	Ended	Ended	(Inception) through
	December 31, 2015 (Unaudited)	September 30, 2015 (Audited)	September 30, 2014 (Audited)

Revenue	$6,500	$28,600	$-
Cost of Revenue	(1,950)	(8,683)	-
Operating Expenses	(3,694)	(24,524)	(9,245)
Net Income (Loss)	$856	$(4,607)	$(9,245)

Balance Sheet Data:

	As of	As of	As of
	December 31,	September 30,	September 30,
	2015	2015	2014
	(Unaudited)	(Audited)	(Audited)

Total Assets	$13,241	$17,300	$914
Total Liabilities	(20,737)	(25,652)	(10,159)
Shareholder's Equity (Deficit)	$(7,496)	$(8,352)	$(9,245)

As of December 31, 2015, we had a working capital deficiency of $7,496 and accumulated deficit of $12,996 since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

Fuse Enterprises Inc. is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Fuse Enterprises Inc. is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Fuse Enterprises has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Fuse Enterprises is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT").

For so long as Fuse Enterprises remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. Fuse Enterprises cannot predict if investors will find its shares of common stock less attractive because Fuse Enterprises will rely on some or all of these exemptions. If some investors find Fuse Enterprises's shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If Fuse Enterprises avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Fuse Enterprises and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Fuse Enterprises meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will not be required to:

· have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

· comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

· submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

· disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Fuse Enterprises is choosing to "opt out" of such extended transition period, and as a result, Fuse Enterprises will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.  However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Fuse Enterprises Inc. is a “development stage company”. The Company has elected to early adopt Accounting Standards Update No.2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to the development stage from its financial statements.

Fuse Enterprises Inc. is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (December 24, 2013) have been considered as part of the Company’s development stage activities.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Fuse Enterprises has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

We lack an operating history. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 24, 2013, and have generated $35,100 in revenues from sales and incurred $37,463 in operating costs since inception.  As of December 31, 2015, we had accumulated a deficit of $12,996. We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However, our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

We depend on key personnel.

Our future success will depend, in part, on the continued service of key personnel, particularly, Aleksandr Kriukov, our President and Director and Pavel Mikhalkov, our Secretary, Treasurer, Chief Financial Officer and Director. On July 1, 2015, we have entered into management consultant agreements with Aleksandr Kriukov, our President, and Pavel Mikhalkov, our Chief Financial Officer. The term of the agreements is one year and they can be terminated unilaterally with a 60 day notice by either party. If any of our directors and officers choose to leave the company, we will face significant difficulties in attracting potential candidates for replacement of our key personnel due to our limited financial resources and operating history. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay our plan of operations and harm our ability to provide services to our current customers, which will have a significant impact on our business.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for online marketing services is highly competitive and has low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, and an established client base. These competitors may be able to adapt more quickly to new or emerging online marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Kriukov and Mr. Mikhalkov lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

U.S. investors may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. resident officers and directors.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, since Mr. Kriukov and Mr. Mikhalkov, our officers and directors, reside outside the United States substantially all or a portion of their assets are located outside the United States.  As a result, it may not be possible for investors to:

•	effect service of process within the United States against your non-U.S. resident officers or directors;
•	enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;
•	enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and
•	bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so.

Our Board of Directors is comprised of two individuals, both of whom are also our executive officers. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided. However, as a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

 Because our Directors, who are also our sole promoters, will own 61.11% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders and will be able to cause our company to engage in business combination without seeking shareholder approval.

Our Directors own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 61.11% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will exercise complete control over the company and have the ability to make decisions regarding, (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to themselves; (ii) employment decisions, including their own compensation arrangements, (iii) the appointment of all directors; and (iv) whether to enter into material transactions with related parties.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

The Company is subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K.

In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering a minimum of 3,500,000 and a maximum of 40,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Aleksandr Kriukov, our Chief Executive Officer, and Pavel Mikhalkov, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. The funds will be maintained in the separate bank until we receive a minimum of $35,000 at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

The offering price of the shares was arbitrarily determined and bears no relation to our assets, earnings, book value or other criteria of value. Therefore it should not be used as an indicator of the future market price of the securities.

The $0.01 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. The offering price should not be regarded as an indicator of the future market price of the securities.

We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Fuse Enterprises Inc.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Fuse Enterprises Inc. will need to come through appreciation of the stock’s price.

No shares will be issued prior to the minimum offering amount being met. Investors bear risk without enjoying any benefits of share ownership.

The funds received from investors will be maintained in a separate bank account until we receive a minimum of $35,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

You could be diluted from our future issuance of capital stock and derivative securities.

As of December 31, 2015, we had 5,500,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.  To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

 There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board or OTC Link, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  Neither we nor our selling stockholders have engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market  price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

     -   variations in our quarterly operating results;

     -   changes in general economic conditions;

     -    price competition or pricing changes by us or our competitors;

     -    new services offerings or other actions by our competitors;

     -   loss of a major customer, partner or joint venture participant; and

     -   the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.

Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

If our common stock is accepted for quotation on the OTC Bulletin Board or OTC Link, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

      -   that a broker or dealer approve a person's account for transactions in penny stocks; and

      -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and  quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      -   obtain financial information and investment experience objectives of the person; and

      -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has  sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     -   sets forth the basis on which the broker or dealer made the suitability determination; and

     -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future plans,  strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our services, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the product marketing industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.

Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means the Company will receive $400,000 if all of the Shares of Common Stock offered hereunder are purchased. However, the Company cannot guarantee that it will sell any or all of the Shares being offered by the Company. The “Use of Proceeds” Chart below estimates the use of proceeds, given the varying levels of success of the Offering. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

Shares Offered (% Sold)	40,000,000 Maximum Shares Sold (100%)	30,000,000 Shares Sold (75%)	20,000,000 Shares Sold (50%)	10,000,000 Shares Sold (25%)	3,500,000 Minimum Shares Sold (8.75%)
Gross Offering Proceeds	$400,000	$300,000	$200,000	$100,000	$35,000
Approximate Offering Expenses (i)
Accounting and audit fees	4,000	4,000	4,000	4,000	4,000
Filing fees	1,000	1,000	1,000	1,000	1,000
Legal fees and expenses	2,000	2,000	2,000	2,000	2,000
Transfer agent fees	500	500	500	500	500
Total Offering Expenses	7,500	7,500	7,500	7,500	7,500
Total Net Offering Proceeds	$392,500	$292,500	$192,500	$92,500	$27,500
Principal Uses of Net Proceeds (ii)
Current accounts payable	$2,737	$2,737	$2,737	$2,737	$2,737
Website Optimization Package	5,000	5,000	5,000	5,000	5,000
Ad Serving and Management	10,000	10,000	10,000	10,000	10,000
Hyper-Localized SEO Package Program	40,000	40,000	40,000	40,000	-
Development of Content Management System	110,000	110,000	-	-	-
Hiring Personnel	160,000	80,000	80,000	-	-
OTC Markets application fees and annual listing fees	12,500	12,500	12,500	12,500	- (iii)
General and administrative	52,263	32,263	42,263	22,263	9,763
Total Principal Uses of Net Proceeds	$392,500	$292,500	$192,500	$92,500	$27,500

 (i)     - Offering expenses have been rounded to $7,500 and have heretofore been partially paid from revenues   generated by the Company.

(ii)               - Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as   required for ongoing operations.

(iii)             – If minimum will be raised we will use cash generated by operations to pay the OTC Markets application and annual listing fees.

If 100% of the offered Shares are sold the Company will receive maximum proceeds of $392,500 after paying the Company’s offering expenses. The Company plans to allocate the net proceeds from this Offering as follows: $5,000 towards development of Website Optimization Monthly Package, $10,000 to development of Ad Serving and Management solutions, $40,000 to implementation of Hyper-Localized SEO package program, $110,000 for Development of Content Management System, $160,000 for hiring Graphic Designer (part-time) and Content Creator (full-time), $12,500 for OTC Markets application and prepaid annual listing fees, and $52,263 for general and administrative expenses. If we raise the full amount from this Offering we will be able to complete all five Stages in our Plan of Operations.

If 75% of the offered Shares are sold the Company will receive $292,500, after paying offering expenses. In this case, the Company plans to hire only one full-time employee (content creator) and reduce our general and administrative expenses by $20,000. If we sell 75% of the offered Shares we will still be able to complete all five Stages in our Plan of Operations.

If 50% of the offered Shares are sold the Company would receive $192,500, after paying offering expenses. At this level the Company would be able to fully implement Stage I, II, III and V of our Plan of Operations by developing Website Optimization Package, developing Ad Serving and Management Solution and implementation of Hyper-Localized SEO package program. We would still be able to implement a portion of Stage V by hiring one full-time content creator. At this level of financial raise we would be constrained in implementing our content management system unless we will generate enough cash from operations or will find alternative source of financing.

If 25% of the offered Shares are sold the Company would receive $92,500, after paying offering expenses. At this level the Company would be able to fully implement Stage I, II and III of our Plan of Operations by developing Website Optimization Package, developing Ad Serving and Management Solution and implementation of Hyper-Localized SEO package program. We would not have sufficient funds from this Offering to hire full-time or part-time employees. In addition, we would be constrained in implementing our content management system unless we will generate enough cash from operations or will find alternative source of financing.

If the Company sells minimum 3,500,000 shares, or 8.75% of the Shares, under the Offering it would be severely restricted in its operating plans and only have sufficient proceeds to cover offering expenses, implement Stage I and Stage II of our Plan of Operations and operate the Company for the year. However, the Company’s management believes that the Company would be able, over the next twelve month, to generate revenue at comparable level with minimum proceeds from this Offering that would help the company to partially implement Stage III of our Plan of Operations. During the year ended September 30, 2015 and the first quarter of our fiscal 2016 the Company generated total of $35,100 in revenues from operations.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We plan to apply for listing on the OTCQB Venture Marketplace and plan to pay application fees of $2,500 and annual listing fees of $10,000 from proceeds of this Offering under all scenarios, except when we will raise minimum. In latter case we plan to cover these fees by cash generated from our operations.

See “Description of Business - The Company - Plan of Operations” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

The funds from this Offering may not be used to pay our President and Chief Financial Officer for their services to the Company, prior to, during, and subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto.

This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent the offering proceeds do not cover any professional fees incurred by the Company, management anticipates paying for any such expenses out of any additional funding or revenues the Company receives.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.01 of our common stock has been arbitrarily determined in order for us to raise up to a total of $400,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

In determining the offering price, management considered such factors as prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of December 31, 2015, the net tangible book value of our shares of common stock was $(7,496) or approximately $(0.0014) per share based upon 5,500,000 shares outstanding.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 45,500,000 shares to be outstanding will be $385,004, or approximately $0.0085 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $0.0015 per share.  The net tangible book value of the shares held by our existing shareholder will be increased by $0.0099 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.01 per share to $0.0085 per share.

After completion of this Offering, if 40,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 87.91% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $400,000, or $0.01 per share.  Our existing shareholders will own approximately 12.09% of the total number of shares then outstanding, for which they have made contributions of cash of $5,500, or $0.001 per share.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 3,500,000 shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $20,004 or approximately $ 0.0022 per share.  The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0078 per share.

The net tangible book value of the shares held by our existing stockholders will be increased by $0.0036 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.01 per share to $ 0.0022 per share.

After completion of this Offering, if 3,500,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 38.89% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $35,000, or $0.01 per share.  Our existing shareholders will own approximately 61.11% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5,500, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0014)
Net tangible book value per share after offering	$0.0085
Increase to present stockholders in net tangible book value per share after offering	$0.0099
Capital contributions (cash)	$5,500
Number of shares outstanding before the offering	5,500,000
Number of shares after offering held by existing stockholders	5,500,000
Percentage of ownership after offering	12.09%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.01
Dilution per share	$0.0015
Capital contributions	$400,000
Number of shares after offering held by public investors	40,000,000
Percentage of ownership after offering	87.91%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.0014)
Net tangible book value per share after offering	$0.0022
Increase to present stockholders in net tangible book value per share after offering	$0.0036
Capital contributions (cash)	$5,500
Number of shares outstanding before the offering	5,500,000
Number of shares after offering held by existing stockholders	5,500,000
Percentage of ownership after offering	61.11%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.01
Dilution per share	$0.0078
Capital contributions	$35,000
Number of shares after offering held by public investors	3,500,000
Percentage of ownership after offering	38.89%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering a minimum of 3,500,000 and a maximum of 40,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at Bank of America, NY.  This account is not an escrow, trust or similar account.  It is merely a separate interest bearing savings account under our control where we have segregated your funds.  Your subscription will only be deposited in a separate bank account under our name. Only Aleksandr Kriukov, our Chief Executive Officer, and Pavel Mikhalkov, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes. The funds will be maintained in the separate bank until we receive a minimum of $35,000 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached.  Any funds received by us thereafter will immediately used by us.

We will return your funds to you in the form a cashier’s check sent Federal Express on the 181st day, or 271st day in case of the extended period.  During the 180 day period, or additional 90 days, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $35,000 within the 180 day period, or additional 90 day period referred to above. There are no finders involved in our distribution.

You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering.

The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 270 days.

If the board of directors votes to extend the offering beyond 270 days or to make changes noted in the foregoing bullet points to the terms of the offering, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period or any changes in the terms of the offering. We will refunds the subscription funds in the form of a cashier cheque delivered by a courier upon receipt of a written request from the subscriber.

We will sell the shares in this Offering through our Directors, Aleksandr Kriukov and Pavel Mikhalkov.  They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.    The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his  participation; and,

2.    The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.       The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 180 days. The offering will continue until all 40,000,000 shares of common stock are sold, the expiration of 180 days from the date of this prospectus, which period may be extended for up to an additional 90 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 3,500,000 share minimum has been reached and all 40,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person.  All checks, money orders or certified funds for subscriptions must be made payable to Fuse Enterprises Inc. The funds from all accepted subscriptions will be deposited into the Bank of America account until we receive a minimum of $35,000 (cleared through the bank) at which time we will remove those funds along with accrued interest and use the same as set forth in the Use of Proceeds section of this prospectus.  The accrued interest will be retained by us as proceeds of this offering. Only Aleksandr Kriukov, our Chief Executive Officer, and Pavel Mikhalkov, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

There is no minimum amount of subscription required per investor, and subscriptions, once received and accepted, are irrevocable.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage company with limited operations and limited revenues from our business operations.  In order to obtain funds needed to implement our business plan, we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve the short-term goals of our business plan and to continue operations and remain in business for the next 12 months.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations. However, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years.

If we raise less than the maximum amount and we require additional funds, it may be necessary for us to obtain additional funds through a second public offering, a private placement of securities, or loans. We have no other financing plans, other than described above.

The table below represents milestones of our plan of operations (See “Plan of Operations” on page 25 for a detailed description of each stage of our plan):

Stage No.	Name	Period	Cost		Responsible Party
			Minimum Offering Proceeds	Maximum Offering Proceeds

I	Website Optimization Monthly Package Development	April 2016 – July 2016	5,000	5,000	President
II	Ad Serving and Management	August 2016 – November 2016	10,000	10,000	President, CFO
III	Implementation of Hyper-Localized SEO package program	July 2016 – October 2016	0	40,000	President, CFO
IV	Development of Content Management System	November 2016 – April 2017	0	110,000	President
V	Hiring Personnel	August 2016 – February 2017	0	160,000	President

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the development stage of operations and cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, administration expenditures associated with daily operations, accounting and audit fees, and legal fees related to filings and regulatory compliance.

As reflected in the financial statements included in this registration statement, the Company had an accumulated deficit at December 31, 2015, and a net loss for the period from December 24, 2013 (Inception) through December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company commenced its operations and is working towards generating sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.    While the Company believes in the viability of its strategy to implement its business plan and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering, or other means of financing.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

We anticipate relying on equity sales of our common stock in order to continue to implement our business plan.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

Fuse Enterprises Inc. is a digital marketing company. We offer a full range of web services, including online marketing services, social and viral marketing campaigns and search engine optimization (SEO) consulting, custom web design, including CRM (customer relationship management) solutions.

Results of operations for the three-month periods ended December 31, 2015 and 2014.

Revenue

Our gross revenue from consulting services related to website development, SEO consulting and online marketing services for the three-month periods ended December 31, 2015 and 2014 was $6,500 and $10,700 respectively. Our cost of revenues for the three-month period ended December 31, 2015 was $1,950 (December 31, 2014: $2,100) resulting in a gross profit of $4,550 (December 31, 2014: $8,600). To date, we have focused on providing individualized services to clients on a contract basis. The average length of our contracts is from one to two months. We do not have any contracts in place that have long-term ongoing commitments from clients.  We obtain our clients through business connections of our directors, referrals from our existing clients and leads through our website www.fuseenterprises.com. As of the date of this Prospectus we had twelve non-affiliate clients for which we provided services on a one-time basis. As of December 31, 2015 and 2014 we had $6,500 and $4,200 in accounts receivable, respectively. All accounts receivable were collected subsequent to the quarter end in both 2016 and 2015 fiscal years.

Costs and Expenses

The major components of our expenses for the three- month periods ended December 31, 2015 and 2014 are outlined in the table below:

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014

Compensation - officers	$ 1,050	$ 900
Professional fees	-	-
General and administrative	2,644	2,857
	$ 3,694	$ 3,757

The President of the Company provides management consulting services to the Company. On July 1, 2014, we have entered into consulting agreements with Aleksandr Kriukov, our President, and Pavel Mikhalkov, our Chief Financial Officer. These agreements had a one year term and were renewed on July 1, 2015.  The term of the renewed agreements is indefinite. Fuse Enterprises can terminate these agreements by mutual written consent of all parties to the agreements with sixty (60) days advance written notice. During the three-month period ended December 31, 2015 the Company incurred $1,500 (December 31, 2014: $1,500) in management consulting services with the President of the Company. The Chief Financial Officer of the Company provides consulting services to the Company. During the three-month period ended December 31, 2015 consulting services of $1,500 (December 31, 2014: $1,500) were charged to operations.

A portion of consulting services for the three-month periods ended December 31, 2015 and 2014 directly related to sales provided by the President and Chief Financial Officer of the Company totaling $1,950 (December 31, 2014: $2,100)  was recognized in cost of revenues and $1,050 (December 31, 2014: $900) in officer’s compensation within operating expenses.

Liquidity and Capital Resources

	As of	As of
	December 31,	September 30,
	2015	2015

Total assets	$13,241	$17,300
Total liabilities	(20,737)	(25,652)
Working capital (deficiency)	$(7,496)	$(8,352)

Liquidity

Our internal liquidity is provided by our operations. During the quarters ended December 31, 2015 and 2014 the Company reported net income from operations of $856 and $3,343, respectively. To date we financed our operations by cash generated from sales of our services and shares of our common stock. We were able to sustain our operations by increasing the number of our clients. Since inception, we have sold 5,500,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $5,500.

If we are not successful in expanding our clientele base, maintaining profitability and positive cash flow, additional capital may be required to maintain ongoing operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

The table below, for the period indicated, provides selected cash flow information:

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014

Net cash provided by operating activities	$(12,243)	$2,358
Cash used in investing activities	-	-
Cash provided by financing activities	-	5,500
Net increase (decrease) in cash	$(12,243)	$7,858

We have generated revenues of $6,500 and $10,700 during the three-month period ended December 31, 2015 and 2014, respectively. In addition to cash received from marketing and web development services, during the period ended December 31, 2014, we received proceeds of $5,500 from sale of our common stock to our officers and directors at $0.001 per share. We had no other sources of cash inflow during the reporting periods.

Cash Flows from Operating Activities

Our cash provided by (used by) operating activities as of December 31, 2015 of $(12,243) (December 3, 2014: $7,858) is a net result of cash generated from sales of our marketing and web development services, sales of our common stock and changes in our current assets and liabilities.

This portion of our cash flow represents the most significant source of funding for our operations. The major uses of our operating cash include funding general operating expenses (legal and professional expenses, consulting, travel, office expenses and office rent) and cost of revenues.

Cash flows resulting from changes in assets and liabilities for the three-month period ended December 31, 2015, include an increase of $6,500 (December 31, 2014: $4,200) in accounts receivable, the increase in prepaid expenses of $2,000 (December 31, 2014: $0), and the increase in the officers’ accrued compensation of $3,000 (December 31, 2014: $3,000) and decrease in accounts payable and accrued liabilities of $7,915. The increase in accounts receivable was due to the increase in amounts due by our clients as of the end of the reporting period that were collected subsequent to the quarter end. The decrease in accounts payable reflected the company’s payments to the vendors during the three months ended December 31, 2015. The increase in the officers’ accrued compensation is due to the consulting fees incurred by the Company during the quarters ended December 31, 2015 and 2014 that remained unpaid as at the end of this period.

Cash Flows from Investing Activities

We did not generate any cash from investing activities during the three-month period ended December 31, 2015 and 2014.

Cash Flows from Financing Activities

During the three-month period ended December 31, 2014 the Company sold 5,500,000 shares of common stock at par value to the Company Directors for $5,500 in cash. We did not generate any cash from financing activities during the three-month period ended December 31, 2015.

Results of operations for the year ended September 30, 2015 and the period from December 24, 2013 (Inception) through September 30, 2014.

We were formed on December 24, 2013. Accordingly, the results of operations during the first fiscal period ended September 30, 2014 (9 full months) are not necessarily indicative of the results of the regular (12 months) full fiscal year. All revenues, cost of revenues and operating expenses during our fiscal 2014 were affected by the shorter reporting period compared to a full year of operations.

Revenue

Our gross revenue from consulting services related to website development, SEO consulting and online marketing services for the year ended September 30, 2015 and for the period ended September 30, 2014 was $28,600 and $0 respectively. During the year ended September 30, 2015 we have focused on providing individualized services to clients on a contract basis. The average length of our contracts is from one to two months. We do not have any contracts in place that have long-term ongoing commitments from clients.  We obtain our clients through business connections of our directors, referral from our existing clients and leads through our website www.fuseenterprises.com. As of the September 30, 2015 we had eight non-affiliate clients for which we provided services on a one-time basis. Our cost of revenues for the year ended September 30, 2015 was $8,683 (September 30, 2014: $Nil) resulting in a gross profit of $19,917 (September 30, 2014: $Nil).

Costs and Expenses

The major components of our expenses for the year ended September 30, 2015 and for the period from inception to September 30, 2014 are outlined in the table below:

	For the Year Ended September 30, 2015	For the Period from December 24, 2013 (Inception) through September 30, 2014

Compensation - officers	$ 3,900	$ 3,000
Professional fees	9,065	-
General and administrative	11,559	6,245
	$ 24,524	$ 9,245

We commenced our operations during the period ended September 30, 2014 and incurred expenses related to implementation of our business plan.  The shorter reporting period in our fiscal 2014 affected categories of operating costs and expenses charged on a monthly basis, such as officer compensation, consulting and rent expenses.

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the year ended September 30, 2015 and for the period from December 24, 2013 (Inception) to September 30, 2014 were as follows:

	For the Year Ended September 30, 2015		For the Period From December 24, 2013 (Inception) to September 30, 2014

President, Chief Executive Officer	$6,000		$1,500
Chief Financial Officer, Secretary and Treasurer	6,000		1,500
	$12,000	*	$3,000

* - During the year ended September 30, 2015, $8,100 of these related party consulting services was recognized in cost of revenues and $3,900 in officers’ compensation within operating expenses.

Liquidity and Capital Resources

	As of	As of
	September 30,	September 30,
	2015	2014

Total assets	$17,300	$914
Total liabilities	(25,652)	(10,159)
Working capital (deficiency)	$(8,352)	$(9,245)

Liquidity

The Company’s operations in the recent past have been financed primarily through cash flow from operations, equity financing and existing cash. The Company has incurred net losses for the majority of the past annual reporting periods since inception. Moving forward, the Company expects to have significant cash outflows in the near term based on the increase in corporate activities and implementation of its business plan.

Our total current liabilities exceed our current assets resulting in working capital deficiency of $8,352 and $9,245 as of September 30, 2015 and 2014, respectively. The $893 decrease in our working capital deficit during the year ended September 30, 2015 was principally due to our revenue generated from operations. We were able to decrease our working capital deficiency during the year ended September 30, 2015 compared to our fiscal 2014 despite the increase of $15,279 in operating expenses and $4,378 investment in computer equipment and office furniture.

Cash Flows

The table below, for the period indicated, provides selected cash flow information:

	For the Year Ended September 30, 2015	For the Period from December 24, 2013 (Inception) through September 30, 2014

Net cash provided by operating activities	$11,545	$914
Cash used in investing activities	(4,378)	-
Cash provided by financing activities	5,500	-
Net increase in cash	$12,667	$914

We have generated revenues of $28,600 (September 30, 2014 $0) during the year ended September 30, 2015. In addition to cash received from marketing and web development services, during the year ended September 30, 2015 we received proceeds of $5,500 from sale of our common stock to our officers and directors at $0.001 per share. We had no other sources of cash inflow during the reporting periods.

Cash Flows from Operating Activities

Our cash provided by operating activities as of September 30, 2015 of $11,545 (September 30, 2014: $914) is a net result of cash generated from sales and changes in our current assets and liabilities. This portion of our cash flow represents the most significant source of funding for our operations. The major uses of our operating cash include funding general operating expenses (legal and professional expenses, consulting, travel, office expenses and office rent) and cost of revenues. In addition we spent a portion of our cash on purchasing computer equipment and office furniture.

Cash flows resulting from changes in assets and liabilities for the year ended September 30, 2015 and 2014 include an increase in prepaid expenses (only for the year 2015), in account payable and accrued liabilities and in the officers’ accrued compensation. The increase in prepaid expenses was due to prepaid office rent for the month of October of 2015.The increase in accounts payable and accrued liabilities reflected the increase in our general operating expenses incurred during the year ended September 30, 2015  and for the period ended September 30, 2014 that remained unpaid at the end of the reporting period. In addition, the Company accrued $12,000 (September 30, 2014: $3,000) due to the Company’s directors and officers for management consulting services provided to the Company during the year ended September 30, 2015 and the period from December 24, 2013  to September 30, 2014.

Cash Flows from Investing Activities

During the year ended September 30, 2015 we used a portion of our cash of $4,378 provided by operating activities for purchasing computer and office equipment. Property and equipment at September 30, 2015 and 2014 consisted of the following:

	Estimated Useful Lives (Years)	September 30, 2015	September 30, 2014

Computer equipment	5	$ 3,089	$ -
Less accumulated depreciation		(616)	-
Computer equipment, net		2,473	-

Office furniture	7	1,289	-
Less accumulated depreciation		(242)	-
Office furniture, net		1,047	-
Total property and equipment, net		$ 3,520	$ -

Depreciation expense

Depreciation expense for the year ended September 30, 2015 was $858.

We did not generate any cash from investing activities during the period from December 24, 2013 (Inception) through September 30, 2014.

Cash Flows from Financing Activities

During the year ended September 30, 2015 the Company sold 5,500,000 shares of common stock at par to the Company Directors for $5,500 in cash. We did not generate any cash from financing activities during the period from December 24, 2013 (Inception) to September 30, 2014.

We were able to achieve positive cash flows during the years ended September 30, 2015 and 2014 and the first quarters of our fiscal 2016 and 2015. During our fiscal year ended September 30, 2015 we have generated $28,600 in revenues from sales. However, during this year we invested $4,378 in computer equipment and office furniture. In addition, we accrued $12,000 for services provided by our officers, that resulted in net loss of $4,607. During the first quarter ended December 31, 2015 we generated $6,500 in revenues from sales and recorded net income of $856. Our revenue for the quarter ended December 31, 2014 was $10,700 and net income for this quarter was $3,343. We recorded accrued management consulting services provided by our directors along with other operating expenses in both quarters.

We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However, our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  This is why our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We believe that we can achieve profitability within two-three years. If we are able to expand our clientele at the current pace and implement all stages of our business plan (See “Plan of Operations” on page 25 for a detailed description of each stage of our plan) this goal can be achieved by the end of our fiscal 2018.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Industry Background

    We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

Widespread adoption of the Internet as a source for attracting prospective customers, customer relations and overall distribution of corporate message has increased the need for an online presence for businesses, from large corporations to small enterprises. Prior to the widespread adoption of the Internet, content was primarily distributed through traditional media, such as newspapers, magazines and television. Increased access to the Internet as a result of extensive broadband penetration and the rapid proliferation of connected mobile devices and wearable technology devices is driving significant growth in demand for online content.

As a result, there has been an exponential increase in the number of websites and mobile applications created and the amount of content available digitally. Concurrently, search technology has continued to improve the organization of and access to the broad range of websites and online information, reshaping consumer behavior and expectations for discovering credible and relevant information online.

Search Engine Optimization (SEO) Trends

The Internet has fundamentally changed the consumption of media. In contrast to consumers' relatively passive consumption of traditional media, the proliferation of the Internet and social media has enabled consumers to seek out and interact with content across an increasing number of websites. As a result, consumers are changing the way they discover content online, increasingly typing queries into web search engines to discover and access content from the millions of websites on the Internet. Further, advancements in web search technology and the popularity of social media have enhanced the ability to find specific content associated with personal needs and interests, leading to migration of the consumer base away from content consumed on traditional portals.

There is constant change in the world of search engine optimization. Google, the dominant player in the search engine sphere, regularly puts out new updates to the search algorithm that makes its service so popular. The most recent changes were the October 2014 updates to the Panda and Penguin content policing systems that made it clear once again that SEO marketing companies need to focus on search engine optimization strategies that provide value to web surfers.

Search Engine Land reports on yet another change coming down from Google: mobile will now play a bigger role when calculating a website’s search engine ranking. More specifically, if a company website earns a “mobile-friendly” label from Google, it will gain serious points when it comes time for Google’s search engine robots to catalog and rank content. Google’s announcement that mobile optimized sites are being looked at favorably shouldn’t come as a surprise to any search marketing company. Digital commerce is quickly moving to mobile platforms.

Content Marketing Trends

The rapid evolution of audience behavior, particularly the significant fragmentation and the shift of audiences online, is changing existing content creation models. Historically, traditional media companies have generated high-cost, general interest content targeted towards a mass audience of predominantly offline consumers, and have monetized it through advertising or by selling this content directly to consumers. This traditional cost structure is less effective for creating niche content and for selling targeted advertising to fragmented audiences. At the same time, the widespread adoption of social media and other publishing tools has reduced barriers to publishing online content and has enabled a large number of individuals to create and publish content on the Internet.

However, the difficulty in constructing profitable business models from their individual endeavors has relegated online content publication largely to bloggers and passionate enthusiasts whose limited resources have often resulted in varying levels of quality.

Content Distribution Trends

Advancements in social media, search monetization and digital publishing technologies have also dramatically reduced barriers to distributing content. As publishers attempt to meet increasing consumer demand for specific content, the number of websites has proliferated at an exponential scale. Prior to these developments, website publishers, like traditional media companies, relied primarily on marketing to attract audiences. Now consumers primarily use search engines, social recommendations and mobile applications to discover content. Further, content increasingly is distributed and accessed virtually anywhere via smart phones, tablet computers and other mobile devices.

Local SEO strategies have been increasing in importance for some time now. The search engine optimization strategies have had to adapt as mobile web usage has started to eclipse the more traditional desktop computing market. SEO services companies recommend that every business implement some local SEO techniques in order to boost their sales.

Today, businesses only have to worry about optimizing their contact information in local listings and on their sites for customers to find their stores. The Company’s management believes that with the increase in adoption of wearable technology and introduction of Apple Watch, Samsung Galaxy S smart watch and similar wearable gadgets, accurate GPS data is essential for successful local content marketing. The local business will be forced to input its GPS coordinates for its storefront in Apple Maps, Yelp!, TomTom, etc. just as they do with their business name, address, and phone information. Hyper-localized GPS data will become a key component of local SEO in 2016.

“…Location-based advertising has been another trigger for the growth of in-app advertising. U.S.-based location-targeted mobile ad revenues are expected to grow from $4.3 billion in 2014 to $18.2 billion in 2019, according to research from BIA Kelsey. Location-enabled programmatic mobile inventory has doubled in the last year. Today, more than 60 percent of all mobile ad requests include location data of some kind.

As the available data and technology improves, more mobile ad marketers are using it to drive greater campaign relevance. Advertisers and ad networks now have the ability to collect and process volumes of consumer data to create more targeted and timely mobile marketing. The better the data, the more precise the targeting can be. When coupled with definitive place, or POI data, accurate location data allows marketers to develop powerful consumer audiences based on their prior mobile activity, behavioral frequency, and device information.

Data input needs to be verified for accuracy or the data led marketing will be wasted on the wrong people. The upfront vetting [done] with … data solutions, providers, and partners on the methodology is essential. The most accurate form of location data is real-time, latitude and longitude coordinates pulled directly from a mobile device's global positioning system (GPS). Leveraging precise location data, marketers can reach consumers within steps of a retailer, driving foot traffic from potential shoppers, or capture consumers' intent on visiting competing retailers nearby.” (Source: Tom Kenney “The ultimate mobile opportunity: The consumer in-app mindset” February 3, 2016 http://www.imediaconnection.com/content/39824.asp)

Monetization Trends

The percentage of advertising budgets allocated to online advertising significantly lags the percentage of time spent by people consuming media online. Advertisers are beginning to recognize greater opportunities for Internet advertising and marketers are seeking better ways to reach the fragmented consumer base in a more targeted fashion as advertising dollars move from offline to online media.

In addition there is a shift in marketing budgets from traditional media to online and mobile media, including search strategies such as search engine optimization, paid social media and search marketing.

 In the spring update to its U.S. Local Media Forecast 2015, BIA/Kelsey forecasts location-targeted mobile advertising revenues in the U.S. to grow from $6.7 billion in 2015 to $18.2 billion in 2019, representing a 28.5 percent compound annual growth rate (CAGR). According to the forecast, mobile is driving most of the change in digital media, gaining traction with advertisers, and jumping to an 11.5 percent share of the total local media pie by 2019, up from a 4.8 percent share in 2015. This will make mobile the fourth largest local media in 2019, behind direct mail (23.6 percent share), over-the-air television (13.7 percent share) and pure-play online (12.9 percent share). (Source: Press Release, April 22, 2015: BIA/Kelsey forecast indicates mobile is on track to become fourth largest local media by 2019. http://www.biakelsey.com/Company/Press-Releases/150422-Mobile-Will-Grab-11.5-Percent-of-Total-Local-Media-Revenues-by-2019.asp)

Competition

The online content and media market we participate in is new, rapidly evolving and intensely competitive. Competition is expected to intensify in the future as more companies enter the space. We compete for business on a number of factors including return on marketing investment, price, access to targeted audiences and quality.

Competition in the online advertising and marketing industry is also highly fragmented. Our competition is any company that provides one or more of our company’s core service offerings.

Our competition includes Advertising Firms, Public Relations Companies, Web Design Companies, Graphic Design Companies, and Search Engine Optimization Firms.  Our competitors range in size from small, local independent firms and individuals to very large conglomerates. Such fragmentation can mean that a small business owner can employ more than one advertising and marketing agency to get a needed mix of web design and online marketing services for their desired budget. The online media marketing industry is always evolving with thousands of new competitors entering the market every year. It is becoming very difficult for companies to distinguish themselves in the market and gain new customers.

In addition to competitors, many businesses are deciding to design their own websites and execute online advertising campaigns themselves, reducing the number of potential customers. There are a large number of companies that provide website templates that a business can purchase and alter easily, without the need to hire a web development company. While basic coding knowledge is needed to effectively customize a template and incorporate social management and monitoring solutions to fit an individual business’s needs, many new businesses are choosing to use an existing template versus paying for a new website design.

Our Business

Description of Business

Fuse Enterprises Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 24, 2013. Fuse Enterprises is a digital marketing company.  We generate our revenue by delivering complete marketing solutions to small and medium size businesses. Whether our client needs to develop a social media presence strategy, create a new website, or employ innovative online marketing techniques, we can provide services from across the digital marketing spectrum.

Our current services include:

Marketing. We offer a wide variety of online marketing service to meet our clients’ needs. Our services include Search Engine Optimization (SEO), Pay-Per-Click (PPC) management, affiliate marketing, content creation and marketing, e-mail marketing, Conversion Rate Optimization (CRO) and social media marketing.

Strategy. The foundation of an effective online strategy is based upon an intimate understanding of the offering, the business and its online objectives. Strategy is the starting point of any project. We work with clients to set objectives for each marketing campaign. Using analytics, each campaign is analyzed for its effectiveness. Our marketing strategy planning services include digital review, research & analysis, and campaign planning.

Social Media Services. We enable our customers to create an online presence, which builds their customer base. This enables our clients to keep in touch with their customers, supporters, and other businesses using popular social networks such as Facebook, Twitter, and Google+. We attract freelance researchers, bloggers and writers to find relevant information about our clients and writes posts, tweets, and comments, which can be posted on relevant social networks. This is used to increase company visibility and create social media interactions with their potential customers. These activities can also help improve our customers’ search engine rankings. Our social media services include strategy development, research & auditing, social media guidelines, social asset creation, brand monitoring, social advertising, responsive support and reporting & analysis.

Website Design.  We offer custom website design services for websites targeted at traditional desktop and laptop users, as well as sites optimized for consumption on mobile devices. Our management and our freelance website design team is composed of experienced web design and creation professionals and graphic designers who create customized websites tailored to the needs and goals of our customers. We engage, when necessary, a designer (“Designer”) for each individual project as an addition to our management team. The following are major terms of our engagement with the Designers:

FEES:    Negotiated for each project and are defined by things such as project scope, budgets, timelines, conditions and requirements.

TERMS:

Copyright Usage: The rights granted to the Company’s client (the “Client”) are for the usage of the Final Design in its original form only. License: [EXCLUSIVE / NON_EXCLUSIVE USE], [DURATION OF USE],[GEOGRAPHIC TERRITORY], [MEDIUM OF USE], [CATEGORY OF USE]. All other rights to be negotiated separately.

1. Reservation of Rights: All rights not expressly granted above are retained by the Designer. Any use additional to that expressly granted above requires arrangement for payment of a separate fee.

2. Revisions: Revisions may be made only by the Designer at the Preliminary Design phase. Additional fees will be charged for revisions made after [NUMBER OF REVISIONS] preliminary design revisions, and for additions to project scope.

3. Payment Schedule: [UP-FRONT FEE] upon project commencement, remaining upon project completion.

4. Payment Terms: Payment due [NET30 / NET15] days from issuance of invoice. Grant of copyright is conditioned upon receipt of final payment.

5. Cancellation Fees: In the event of Cancellation, Designer will be compensated for services performed through the date of cancelation in the amount of a prorated portion of the fees due. Upon cancellation all rights to the website revert to the Designer and all original art must be returned, including sketches, comps, or other preliminary materials.

6. Preliminary Works: Designer retains all rights in and to all Preliminary Designs. The Company shall return all Preliminary Designs to Designer within thirty (30) days of completion of the project and all rights in and to any Preliminary Designs shall remain the exclusive property of Designer.

7. Permissions and Releases: The Company agrees to indemnify and hold the Designer harmless against any and all claims, costs, and expenses, including attorney's fees, due to materials included in the Design at the request of the Company’s client for which no copyright permission or privacy release was requested, or for which uses exceed the uses allowed pursuant to a permission or release.

Our design team can assist with layout as well as content creation and image sourcing. Fuse Enterprises offers design services that include entire website designs, homepage refreshes, landing & product pages, print/downloadable collateral, email templates, display banner adverts and mobile websites.

Mobile. Fuse Enterprises is ideally placed to provide end to end mobile solutions, from developing strategy for your business to designing, developing and marketing your mobile assets: websites, tablet and wearable technology applications.

Plan of Operations

To date, we have focused on providing individualized services to clients on a contract basis. The average length of our contracts is from one to two months. We do not have any contracts in place that have long-term ongoing commitments from clients.  Our plan over the next twelve months is to expand our client base, to develop a variety of subscription-based services that will allow us to generate a steady stream of revenue and to incorporate online advertisement management services to our current service offerings. In addition to our current services, we plan to develop subscription-based services to offer to our existing clients and to new customers starting in the fourth quarter of 2015. The scope of services offered will depend on the amount raised through this offering.

Our twelve-month plan of operations is as follows:

Stage I.  Website Optimization Monthly Package (National)

 Period: April 2016 – July 2016;

Amount of proceeds required for implementation: $5,000.

In order to receive the most effective results from website optimization, SEO solutions should be implemented and refined on an ongoing basis. Regular optimization efforts are very important, as search engines are known for revising their algorithms. We plan to offer 3-4 different packages of monthly website optimization services, based on service hours provided. The allotment of hours may be used towards solutions such as keyword research, SEO copywriting, optimized website coding, naming strategy improvements, internal link building or inbound link building.

Stage II.   Ad Serving and Management.

   Period: August 2016 – November 2016;

  Amount of proceeds required for implementation: $10,000.

Our customers may want to serve online ads on their website, or may need to implement a Pay Per Click advertising campaign to advertise their goods and services. We plan to develop a range of services to address both publishers’ (websites that serve ads from ad networks) and advertisers’ needs. By purchasing a monthly subscription package, Fuse Enterprises’ clients will get custom designed ad campaigns. We can create text-only or graphic banners, management, scheduling and prioritizing of their ads, and implementation with online ad serving solutions such as Google DoubleClick for Publishers or Google Adwords.

Stage III.  Implementation of Hyper-Localized SEO package program.

   Period: July 2016 – October 2016;

  Amount of proceeds required for implementation: $40,000.

We plan to offer our clients a three-tier local SEO program based on the number of keywords included in each package (Level I, Level II and Level III). All packages will include the following options: optimization for Google, Yahoo and Bing, development of individualized local strategy per location, website analysis and onsite optimization, business directory submission, optimization and updating. The local SEO monthly subscription can be combined with the National website optimization package (see Stage I)

Stage IV.  Development of Content Management System.

   Period: November 2016 – April 2017;

  Amount of proceeds required for implementation: $110,000.

We plan to develop a content management system that will allow a customer to implement social management and monitoring system linked to the customer’s website. The system will incorporate links to all relevant social media pages such Facebook, Twitter, LinkedIn, Pinterest and any other social networks or forums in which the client is active as a company. The management system will allow our clients to assess their online communication behavior (content types, length, and messaging per target), frequency of communication, the level of engagement, and sentiment of interest (positive/negative/neutral).

Stage V.  Hiring Personnel.

   Period: August 2016 – February 2017;

  Amount of proceeds required for implementation: $160,000.

Currently we rely on our freelance content creators and other professionals we hire for each specific project. If we raise the maximum amount, we plan to develop and offer the Website Optimization Monthly Package and Ad Serving and Management services, as well as hire a full-time content creator and a part-time graphic designer. To date we rely on our employees and directors who are focused on signing new clients, maintaining and attempting to increase our business with existing clients. If we raise the maximum amount we plan to hire salespeople who will be compensated using a commission structure.  Commissions will vary on the amount of revenue generated and will be paid after operating expenses are deducted.

We expect these hires to cost approximately $160,000 per year. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering, we may not be able to hire additional employees.

If we do not sell the minimum amount of shares, we will be forced to indefinitely postpone the development and launch of these services.

Long-term Plan of Operations

Our long-term, five-year plan is to expand our client base, introduce new services subject to financing and sufficient cash flow from operations, and continue marketing our services to potential clients. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $35,000 and up to a maximum of $400,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months.  If we are unable to generate profits from operations or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

Our principal executive offices are located at 510 Clinton Square, Rochester, NY 14604 and our telephone number is (585) 939-7588.  Our primary website address is www.fuseenterprises.com. We do not hold ownership or leasehold interest in any property and pay our office rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Aleksandr Kriukov	30	President, Chief Executive Officer, Director
Pavel Mikhalkov	30	Treasurer, Chief Financial Officer, Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Fuse Enterprises affairs.

Aleksandr Kriukov.  Mr.Kriukov holds a diploma in Financial Management and was working as an accountant for “Siberian Trading House“, a management consulting firm that provided management and accounting services for various clients since 2008 to 2012. During his employment, in addition to accounting, he provided services related to website development, SEO and digital marketing to the company’s clients. Mr. Kriukov gained experience in SEO, paid search, display advertising, social and emerging media, digital marketing, web development, research, and analytics. Since 2013, Mr. Kriukov has been working as a full-time freelancer for a wide range of clients in various industries, specializing in SEO, PPC, Content Marketing and Social Media Marketing as well as consulting for a number of other agencies. None of his current and former clients is a parent, subsidiary or other affiliate of Fuse Enterprises Inc.

Pavel Mikhalkov. Pavel Mikhalkov is holding bachelor degree in Electrical and Computer Engineering. From 2008 to 2013 he had been working as a systems engineer for the Security Firm “Aurora Inc” and was in charge of designing custom Access Control, Badging and Visitor Management Systems, CCTV, Surveillance and IP Video Systems for commercial clients.  During his employment he gained experience and technical knowledge by working with video recording, object recognition, access control software as well as knowledge of Java, C, C++, Python, HTML, and other computer languages.  In 2013, Mr. Mikhalkov started his own consultancy for security system design and installation. None of his current and former clients is a parent, subsidiary or other affiliate of Fuse Enterprises Inc.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers during the year ended September 30, 2015 and the period from inception on December 24, 2013 through September 30, 2014, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
						Non-	Nonquali-
						Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)**	($)	($)	($)	(S)	($)	($)*	($)
Aleksandr Kriukov	2015	0	0	0	0	0	0	6,000	6,000
President, CEO	2014							1,500	1,500

Pavel Mikhalkov,	2015	0	0	0	0	0	0	6,000	6,000
CFO, Treasurer.	2014							1,500	1,500

* -  The company's president and chief financial officer each provided consulting services to the company as per consulting agreements with the company at $500 per month during the year ended September 30, 2015 and the period from July1, 2014 to September 30, 2014.

We have entered into Consulting Agreements with Aleksandr Kriukov, our President, and Pavel Mikhalkov, our Chief Financial Officer, on July 1, 2014. These agreements had a one year term and were renewed on July 1, 2015.  (Exhibits 10.1 and 10.2).

The following table sets forth information with respect to compensation paid by us to our directors during the year ended September 30, 2015 and the period from inception on December 24, 2013 through September 30, 2014.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Aleksandr Kriukov	0	0	0	0	0	0	0
Pavel Mikhalkov	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of December 31, 2015, and March 2, 2016 of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of December 31, 2015, and February 29, 2016 there were 5,500,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Aleksandr Kriukov, President C.E.O. and Director	3,000,000	54.55	33.33	6.59

Common	Pavel Mikhalkov ,C.F.O., Treasurer and Director	2,500,000	45.45	27.78	5.50

	All Officers and Directors as a Group that consists of two persons	5,500,000	100.00	61.11	12.09

(1)    - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

President, C.E.O.

On July 1, 2014 the Company entered into a Management Consulting Agreement with Mr. Kriukov. This agreement had a one year term and was renewed on July 1, 2015. The following are the terms of the renewed agreement:

Services

The Consultant agrees to act as President and Chief Executive Officer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)

fulfilling all senior officer duties as required by the Company, including but not limited to, exercising general direction and supervision over the business affairs of the Company, sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company;

(b)	providing overall direction to the management of the Company;
(c)	reporting directly to board of directors of Company;
(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Consultant’s capacity as President and C.E.O., provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

Fees

During the term of this Agreement, the Company shall pay the Consultant a consultant fee in consideration of the provision of the Consulting Services equal $500  US per month (the "Consultant Fee").

Term

This Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party. During the year ended September 30, 2015 and the period from December 24, 2013 (Inception) to September 30, 2014, management consulting services of $6,000 and $1,500, respectively, were charged to operations.

Secretary, Treasurer, C.F.O.

On July 1, 2014 the Company entered into a Management Consulting Agreement with Mr. Mikhalkov. This agreement had a one year term and was renewed on July 1, 2015. The following are the terms of the renewed agreement:

Services

The Consultant agrees to act as Secretary, Treasurer and Chief Financial Officer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)

fulfilling all senior officer duties as required by the Company, including but not limited to, accounting, coordination of annual audits and quarterly reviews of the Company’s financial statements; coordination of regulatory filings;

(b)	reporting directly to the Company’s President and Board of Directors of the Company; and
(c)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board of Directors of the Company in the Consultant’s capacity as Secretary, Treasurer and  C.F.O., provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

Fees

During the term of this Agreement, the Company shall pay the Consultant a consultant fee in consideration of the provision of the Consulting Services equal $500  US per month (the "Consultant Fee").

Term

This Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party.

During the year ended September 30, 2015 and the period from December 24, 2013 (Inception) to September 30, 2014, management consulting services of $6,000 and $1,500, respectively, were charged to operations.

In addition during the three-month period ended December 31, 2014 the Company issued 5,500,000 shares of common stock at $0.001 per share to its Directors and officers for total proceeds of $5,500.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Fuse Enterprises Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.

All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Fuse Enterprises, whether voluntary or involuntary, to share equally in the assets of Fuse Enterprises available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Fuse Enterprises' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Fuse Enterprises common stock are entitled to dividends if declared by the Board of Directors out of funds legally available.

Fuse Enterprises does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Fuse Enterprises financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

The re-sales of 40,000,000 shares of common stock registered in this Offering must either be registered or rely upon an exemption from registration.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 5,500,000 issued and outstanding shares have been held since October 2014, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Fuse Enterprises Inc.

During the past ten years, Mr. Kriukov and Mr. Mikhalkov have not been the subject of the following events:

1.     Any bankruptcy petition filed by or against any business of which Mr. Kriukov or Mr. Mikhalkov were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kriukov’s, or Mr. Mikhalkov’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this Prospectus and the Registration Statement for the period from December 24, 2013 (inception) to September 30, 2014 have been audited by Li and Company, PC (“Li and Company”), an independent registered public accounting firm. Our financial statements for the year ended September 30, 2015 have been audited by KLJ & Associates, LLP, our independent registered public accounting firm  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

On August 7, 2015, Li and Company informed Fuse Enterprises that they had decided not to stand for reappointment as our independent registered public accounting firm. Li and Company’s report on the financial statements for the year ended September 30, 2014, included in the Company’s Registration Statement on the Form S-1 filed with the Securities and Exchange Commission on March 24, 2015, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

Through the period covered by the financial statements audit for the year ended September 30, 2014, including its review of financial statements of quarterly period through December 31, 2014, there have been no disagreements with Li and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Li and Company would have caused them to make reference thereto in their report on the financial statements. Through the interim period ended August 7, 2015 (the date Li and Company informed the Company that they would not stand for reappointment), there have been no disagreements with Li and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Li and Company would have caused them to make reference thereto in their report on the financial statements.

On February 2, 2016, the Company engaged KLJ & Associates, LLP of West Chicago, Illinois (“KLJ & Associates.”) as its new independent registered public accounting firm. During the year ended September 30, 2014 and prior to February 2, 2016 (the date KLJ & Associates was engaged), we did not consult with KLJ & Associates regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by KLJ & Associates in either case where written or oral advice provided by KLJ & Associates would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Szaferman, Lakind, Blumstein & Blader, PC, our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission.

For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website at http://www.sec.gov.

FINANCIAL STATEMENTS

FUSE ENTERPRISES INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Fuse Enterprises, Inc.

We have audited the accompanying balance sheet of Fuse Enterprises, Inc. (the “Company”) as of September 30, 2015 , and the related statements of operations, stockholders’ deficit, and cash flows for the year ended September 30, 2015. Fuse Enterprises, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fuse Enterprises, Inc. as of September 30, 2015 and for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company  has limited working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
Edina, MN
March 2, 2016

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 To the Board of Directors and Stockholders of

Fuse Enterprises Inc.

We have audited the accompanying balance sheet of Fuse Enterprises Inc. (the “Company”) as of September 30, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period from December 24, 2013 (Inception) through September 30, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2014 and the results of its operations and its cash flows for the period from December 24, 2013 (Inception) through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss for the period from December 24, 2013 (Inception) through September 30, 2014.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

March 12, 2015

FUSE ENTERPRISES INC. BALANCE SHEETS
	September 30, 2015	September 30, 2014
ASSETS
Current Assets:
Cash	$ 13,581	$ 914
Prepaid expenses	199	-
Total current assets	13,780	914
Property and equipment, net	3,520	-
Total Assets	$ 17,300	$ 914

LIABILITIES AND STOCKHOLDER'S (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$ 10,652	$ 7,159
Accounts payable - related parties	15,000	3,000
Total current liabilities	25,652	10,159
Total Liabilities	25,652	10,159

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 5,500,000, and 0 shares issued and outstanding as of September 30, 2015 and 2014, respectively	5,500	-
Accumulated deficit	(13,852)	(9,245)
Total stockholders' (deficit)	(8,352)	(9,245)
Total Liabilities and Stockholder's (Deficit)	$ 17,300	$ 914

See Accompanying Notes to Audited Financial Statements

FUSE ENTERPRISES INC. STATEMENTS OF OPERATIONS
	Year Ended September 30, 2015	Period From Inception (December 24, 2013) Through September 30, 2014

Revenue	$ 28,600	$ -
Cost of revenue	8,683	-
Gross profit	19,917	-

Operating Expenses:
Compensation – officers	3,900	3,000
Professional fees	9,065	-
General and administrative	11,559	6,245
Total operating expenses	24,524	9,245
Income (Loss) from Operations	(4,607)	(9,245)
Income tax provision	-	-
Net Income (Loss)	$ (4,607)	$ (9,245)

Net Income (Loss) Per Common Share:
Net income (loss) per common share - Basic and Diluted	$ 0.00	$ - *

Outstanding - Basic and Diluted	5,154,795	- *
*- No shares of common stock were issued and outstanding during this period.

See Accompanying Notes to Audited Financial Statements

FUSE ENTERPRISES INC. STATEMENTS OF CHANGES IN STOCKHOLDERS’(DEFICIT)
Description	Common stock		Accumulated Deficit	Total
	Shares	Amount

Balance at Inception (December 24, 2013)	-	$ -	$ -	$ -

Net loss	-	-	(9,245)	(9,245)
Balance – September 30, 2014	-	-	(9,245)	(9,245)

Common stock issued for cash at $0.001 per share	5,500,000	5,500	-	5,500
Net income (loss)	-	-	(4,607)	(4,607)
Balance – September 30, 2015	5,500,000	$ 5,500	$ (13,852)	$ (8,352)

See Accompanying Notes to Audited Financial Statements

FUSE ENTERPRISES INC. STATEMENTS OF CASH FLOWS
	Year Ended September 30, 2015	Period From Inception (December 24, 2013) Through September 30, 2014
Operating Activities:
Net Income (Loss)	$ (4,607)	$ (9,245)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation	858	-
Changes in Operating Assets and Liabilities-
Prepaid expenses	(199)	-
Accounts payable and accrued liabilities	3,493	7,159
Accounts payable - related party	12,000	3,000
Net Cash Provided by Operating Activities	11,545	914

Investing Activities:
Acquisition of property and equipment	(4,378)	-
Net Cash Used in Investing Activities	(4,378)	-

Financing Activities:
Proceeds from issuance of common stock	5,500	-
Net Cash Provided by Financing Activities	5,500	-

Net Change in Cash	12,667	914
Cash - Beginning of Period	914	-
Cash - End of Period	$ 13,581	$ 914

Cash paid during the period for:
Interest	$ -	$ -
Income tax paid	$ -	$ -

See Accompanying Notes to Audited Financial Statements

FUSE ENTERPRISES INC.

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2015

Note 1 – Organization and Operations

Fuse Enterprises Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 24, 2013.  Fuse Enterprises Inc. is a full service online marketing agency.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage company

Fuse Enterprises Inc. is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (December 24, 2013) have been considered as part of the Company’s development stage activities.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Fuse Enterprises has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(iii)

Valuation allowance for deferred tax assets:Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors;

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the double declining method (200%) over the assets estimated useful life of five (5) years for computer equipment and seven (7) years for office furniture.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at September 30, 2015 and 2014.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied.

Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially debt or equity instruments issued and outstanding at any time during the year ended September 30, 2015 and during the period from Inception (December 24, 2013) through September 30, 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had accumulated deficit at September 30, 2015, which raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.

Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment at September 30, 2015 and 2014 consisted of the following:

	Estimated Useful Lives (Years)	September 30, 2015	September 30, 2014

Computer equipment	5	$ 3,089	$ -
Less accumulated depreciation		(616)	-
Computer equipment, net		2,473	-
Office furniture	7	1,289	-
Less accumulated depreciation		(242)	-
Office furniture, net		1,047	-
Total property and equipment, net		$ 3,520	$ -

Depreciation expense

Depreciation expense for the year ended September 30, 2015 was $858.

Note 5 – Related Party Transactions

Consulting services from President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the year ended September 30, 2015 and for the period from December 24, 2013 (Inception) to September 30, 2014 were as follows:

	For the Year Ended September 30, 2015		For the Period From December 24, 2013 (Inception) to September 30, 2014

President, Chief Executive Officer	$6,000		$1,500
Chief Financial Officer, Secretary and Treasurer	6,000		1,500
	$12,000	*	$3,000

* - During the year ended September 30, 2015, $8,100 of these related party consulting services was recognized in cost of revenues and $3,900 in officers’ compensation within operating expenses.

Accounts Payable – Related Parties

As of September 30, 2015 and 2014 the Company owed its directors and officers $15,000 and $3,000 respectively. These amounts represent unpaid consulting fees as of the end of the reporting period.

Note 6 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

In October 2014, the Company sold 5,500,000 shares of its common stock at par to its directors for $5,500 in cash.

Note 7 – Income Tax

Deferred Tax Assets

Deferred Tax Assets

At September 30, 2015 and 2014, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $13,852 and $9,245, respectively, that may be offset against future taxable income through 2034.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $2,078, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance.

Components of deferred tax assets are as follows:

	September 30, 2015	September 30, 2014
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$2,078	$1,387
Less valuation allowance	(2,078)	(1,387)
Deferred tax assets, net of valuation allowance	$-	$-

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $691 during the year ended September 30, 2015 and $1,387 during the period from December 24, 2013 (Inception) to September 30, 2014.

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended September 30, 2015	For the Period From December 24, 2013 (Inception) to September 30, 2014

Federal statutory income tax rate	15.0%	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%	(15.0)%
Effective income tax rate	0.00%	0.00%

We follow ASC 740 Accounting for Uncertainty in Income Taxes. Under ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. We had no liabilities for unrecognized tax benefits at June 30, 2015 and 2014.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the years ended September 30, 2015 and 2014, we did not recognize any interest or penalties in our statement of operations, nor did we have any interest or penalties accrued in our balance sheet at September 30, 2015 and 2014 relating to unrecognized tax benefits.

The tax years 2014-2015 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which we are subject.

Note 7 – Concentrations

Customers:

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenue for the year ended September 30, 2015 and the period from December 24, 2013 (inception) to September 30, 2014.

	For the Year Ended September 30, 2015	For the Period From December 24, 2013 (Inception) to September 30, 2014

Company A	22.73%	0.0%
Company B	14.69%	0.0%
Company C	15.73%	0.0%
Company D	19.23%	0.0%
Other Companies (less than 10% each)	27.62%	0.0%
	100.00%	0.0%

Note 8 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

FUSE ENTERPRISES INC.

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014

(Unaudited)

FUSE ENTERPRISES INC. CONDENSED BALANCE SHEETS (UNAUDITED)
	December 31, 2015	September 30, 2015
ASSETS
Current Assets:
Cash	$ 1,338	$ 13,581
Accounts receivable	6,500	-
Prepaid expenses	2,199	199
Total current assets	10,037	13,780
Property and equipment, net	3,204	3,520
Total Assets	$ 13,241	$ 17,300

LIABILITIES AND STOCKHOLDER'S (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$ 2,737	$ 10,652
Accounts payable - related parties	18,000	15,000
Total current liabilities	20,737	25,652
Total Liabilities	20,737	25,652

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 5,500,000 shares issued and outstanding as of December 31, 2015 and September 30, 2015, respectively	5,500	5,500
Accumulated deficit	(12,996)	(13,852)
Total stockholders' (deficit)	(7,496)	(8,352)
Total Liabilities and Stockholder's (Deficit)	$ 13,241	$ 17,300

The accompanying notes are an integral part of these financial statements.

FUSE ENTERPRISES INC. CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014

Revenue	$ 6,500	$ 10,700
Cost of revenue	1,950	2,100
Gross profit	4,550	8,600

Operating Expenses:
Compensation – officers	1,050	900
Professional fees	-	1,500
General and administrative	2,644	2,857
Total operating expenses	3,694	5,257
Income from Operations	856	3,343
Income tax provision	-	-
Net Income	$ 856	$ 3,343

Net Income Per Common Share:
Net income per common share - Basic and Diluted	$ 0.00	$ 0.00

Outstanding - Basic and Diluted	5,500,000	4,130,435

The accompanying notes are an integral part of these financial statements.

FUSE ENTERPRISES INC. STATEMENTS OF CHANGES IN STOCKHOLDERS’(DEFICIT) (UNAUDITED)
Description	Common stock		Accumulated Deficit	Total
	Shares	Amount

Balance at Inception (December 24, 2013)	-	$ -	$ -	$ -

Net loss	-	-	(9,245)	(9,245)
Balance – September 30, 2014	-	-	(9,245)	(9,245)

Common stock issued for cash at $0.001 per share	5,500,000	5,500	-	5,500
Net income (loss)	-	-	(4,607)	(4,607)
Balance – September 30, 2015	5,500,000	5,500	(13,852)	(8,352)

Net income (loss)	-	-	856	856
Balance – December 31, 2015	5,500,000	$ 5,500	$ (12,996)	$ (7,496)

The accompanying notes are an integral part of these financial statements.

FUSE ENTERPRISES INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014
Operating Activities:
Net Income	$ 856	$ 3,343
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation	316	-
Changes in Operating Assets and Liabilities-
Accounts receivable	(6,500)	(4,200)
Prepaid expenses	(2,000)	-
Accounts payable and accrued liabilities	(7,915)	215
Accounts payable - related party	3,000	3,000
Net Cash Provided by Operating Activities	(12,243)	2,358

Investing Activities:	-	-

Financing Activities:
Proceeds from issuance of common stock	-	5,500
Net Cash Provided by Financing Activities	-	5,500

Net Change in Cash	(12,243)	7,858
Cash - Beginning of Period	13,581	914
Cash - End of Period	$ 1,338	$ 8,772

Cash paid during the period for:
Interest	$ -	$ -
Income tax paid	$ -	$ -

The accompanying notes are an integral part of these financial statements.

FUSE ENTERPRISES INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – Organization and Operations

Fuse Enterprises Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 24, 2013.  Fuse Enterprises Inc. is a full service online marketing agency.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended September 30, 2015 and notes thereto contained in the information as part of the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on March 2, 2016.

Development Stage company

Fuse Enterprises Inc. is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (December 24, 2013) have been considered as part of the Company’s development stage activities.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Fuse Enterprises has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)

Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

(iii)

Valuation allowance for deferred tax assets:Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors;

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of office equipment is computed by the double declining method (200%) over the assets estimated useful life of five (5) years for computer equipment and seven (7) years for office furniture.  Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

 In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at December 31, 2015 and 2014.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share.  Earnings per share ("EPS") is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.  Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income.  The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder.  The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied.

Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS.  Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially debt or equity instruments issued and outstanding at any time during the three-month periods ended December 31, 2015 and 2014.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had accumulated deficit at December 31, 2015, which raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations.

Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Property and Equipment

Property and equipment at December 31, 2015 and 2014 consisted of the following:

	Estimated Useful Lives (Years)	December 31, 2015	December 31, 2014

Computer equipment	5	$ 3,089	$ -
Less accumulated depreciation		(852)	-
Computer equipment, net		2,237	-
Office furniture	7	1,289	-
Less accumulated depreciation		(322)	-
Office furniture, net		967	-
Total property and equipment, net		$ 3,204	$ -

Depreciation expense

Depreciation expense for the three-month period ended December 31, 2015 and 2014 was $316 and $0, respectively.

Note 5 – Related Party Transactions

Consulting services from President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the three-month period ended December 31, 2015 and 2014 were as follows:

	For the Three Months Ended December 31, 2015		For the Three Months Ended December 31, 2014

President, Chief Executive Officer	$1,500		$1,500
Chief Financial Officer, Secretary and Treasurer	1,500		1,500
	$3,000	*	$3,000	*

* - During the three-month period ended December 31, 2015, $1,950 (December 31, 2014: $2,100) of these related party consulting services was recognized in cost of revenues and $1,050 (December 31, 2014: $900) in officers’ compensation within operating expenses.

Accounts Payable – Related Parties

As of December 31, 2015 and September 30, 2015 the Company owed its directors and officers $18,000 and $15,000 respectively. These amounts represent unpaid consulting fees as of the end of the reporting period.

Note 6 – Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

In October 2014, the Company sold 5,500,000 shares of its common stock at par to its directors for $5,500 in cash.

Note 7 – Concentrations

Customers:

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenue for the three-month periods ended December 31, 2015 and 2014.

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014

Company A	46.15%	-%
Company B	53.85%	-%
Company C	-%	60.75%
Company D	-%	39.25%
	100.00%	100.00%

Note 8 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Fuse Enterprises Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$4,000
Filing fees	1,000
Legal fees and expenses	2,000
Transfer Agent Fees	500
Total:	$7,500

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share to our Directors Aleksandr Kriukov (3,000,000) and Pavel Mikhalkov (2,500,000) in October, 2014.  The total amount received from this Offering was $5,500.  We completed this offering pursuant to Regulation S of the Securities Act. All of our directors and all of our executive officers reside outside the United States.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.

The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation *
3.2	Bylaws*
4.2	Subscription Agreement *
5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, PC *
10.1	Management Consultant Agreement , C.E.O.
10.2	Management Consultant Agreement, C.F.O.
23.1	Consent of Consent of KLJ & Associates, LLP Certified Public Accountants
23.2	Consent of Consent of Li and Company, PC Certified Public Accountants

-     * previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

            (a)        include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)        reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

            (c)        include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to       such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)                  any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

            (ii)         any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

(iii)               the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information  about us or our securities provided by or on behalf of us; and

   (iv)  any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York, on March 2, 2016.

Fuse Enterprises Inc.

By:	/s/ Aleksandr Kriukov
Aleksandr Kriukov
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Aleksandr Kriukov	President, CEO and Director	March 2, 2016
Aleksandr Kriukov
/s/ Pavel Mikhalkov	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	March 2, 2016
Pavel Mikhalkov